Exhibit 10.3

HEMOGLOBIN OXYGEN THERAPEUTICS, INC.

January 31, 2022

Joseph Rappold

[Street address]

Portland, ME [Zip]

RE: Agreement of Employment

Dear Joe:

We are pleased to offer you continued employment as the full-time position of Chief Medical Officer (“CMO”) of Hemoglobin Oxygen Therapeutics, LLC (the “Company”) as of August 1, 2022. As you know, the Company plans to convert to a C corporation (“Newco”), and upon such conversion, the reference to “Company” herein shall be to Newco. This offer is contingent upon the Company successfully closing its initial public offering, and your agreement to execute the Company’s Nondisclosure, Noncompetition and Assignment of Developments Agreement (the “Nondisclosure Agreement”), a copy of which is attached hereto as Exhibit A. This letter agreement (the “Agreement”) summarizes the initial terms of your continued employment.

1. Position and Responsibilities. Upon the terms and conditions herein set forth, you agree to continue to serve as CMO of the Company. In such capacity, you agree to perform the duties and responsibilities required by this position. You shall devote your business time and efforts to the performance of your duties hereunder. You will perform the duties of the CMO and as such shall be responsible for aspects of management, clinical development, product research and development, corporate structure, and all other aspects of the Company’s business customarily required of a CMO or as so directed by the Company’s Chief Executive Officer.

You shall resign from your position as a director of a subsidiary and/or as a director of the Company on request of the Board in accordance with the applicable Bylaws or immediately upon termination of your employment howsoever arising. You hereby irrevocably appoint each of the Company and the Company’s secretary to be your attorney to execute any such resignation document and generally to use your name for the purpose of giving the Company or its nominee the full benefit of this provision.

You shall perform your services under this Agreement at such locations as may be reasonably required by the Company or the Board. Your primary location of employment will be the Boston, Massachusetts area, but you will be expected to travel from time to time as directed by the Company CEO, and in particular to Clinical Sites and the Company’s facility in Souderton, Pennsylvania.

You shall be subject to all policies, codes and rules of the Company in effect from time to time, including but not limited to policies relating to sick leave and holidays, disciplinary and grievance matters, code of ethics, and insider trading, and you agree to comply with such policies.

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2. Compensation, Bonuses and Other Benefits. During the term of this Agreement, the Company shall pay you, as compensation for your performance of your duties and obligations hereunder, the following:

(a) Your annual base salary shall be at an initial rate of $350,000, less applicable withholdings, and shall be payable in conformity with the Company’s customary payroll practices, as such practices shall be established or modified from time to time.

(b) During your employment, you may be eligible to receive an annual bonus at the sole discretion of the Board (or a committee thereof), based on the Board’s (or a committee’s) assessment of relevant factors including but not limited to your personal performance, the performance of the Company, and the availability of cash. No bonus under this paragraph shall be payable to you with respect to any calendar year during which your employment is terminated for cause. For the avoidance of doubt, payment of an annual bonus in any one or more years shall not create an entitlement for you to be paid a bonus in any subsequent years, nor will it interfere with the Company’s discretion in any way with respect to the bonus.

(c) You shall be eligible to participate, to the extent applicable, in all employee benefit plans of the Company in effect from time to time, including but not limited to the Company’s health insurance program, disability insurance program (if applicable), and any applicable incentive plan (an “Incentive Plan”). The Company will provide additional information about the health insurance program, disability insurance program (if applicable), and the Incentive Plan upon request. Your participation in the Company’s employee benefit plans shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies, and (iii) the discretion of the Company and/or the Board or any administrative or other committee provided for in or contemplated by such plan. The Company’s current plans and policies shall govern all other benefits. The Company may alter, modify, add to, or delete its employee benefit plans at any time as the Company and/or the Board, in their sole judgment, determines to be appropriate. The Company does not currently offer a pension plan benefit.

(d) You shall be eligible to accrue vacation time at the rate of 1.67 days of vacation per full month worked, up to a maximum of 20 days of vacation per calendar year. You may not carry over any unused vacation time from year to year without prior written approval, and you are not entitled to payment in lieu of vacation time. However, you will be paid for accrued but unused vacation time during the year in which your employment terminates.

(e) The Company shall pay or reimburse all reasonable business expenses incurred or paid by you in the performance of your responsibilities hereunder in accordance with the Company’s prevailing policy and practice relating to reimbursements as established, modified or amended from time to time. You must provide substantiation and documentation of these expenses to the Company in order to receive reimbursement.

(f) The Company shall have the right to deduct and withhold from any amounts payable hereunder or pursuant to any other agreements or arrangements between the Company (and any of its affiliates) and you, any federal, state, local, foreign or other taxes (“Taxes”) that the Company determines should be withheld with respect to such payments. In the event that the Company does not withhold the proper amount of Taxes from any such payments, you will make a prompt payment, on demand and in cash, to the Company of the amount under-withheld.

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4. Employment Term and Severance.

(a) You and the Company understand and agree that your employment is as an employee at will, and that you may resign, or the Company may terminate your employment, at any time and for any or for no reason. Nothing in this Agreement shall be construed to alter the at-will nature of your employment, nor shall anything in this Agreement be construed as providing you with a definite term of employment.

(b) In the event your employment with the Company terminates for any reason (including death or Disability (as hereinafter defined)), the Company shall pay to you any base salary including accrued but unused vacation pay, expense reimbursements, compensation and benefits under any applicable plan, and any and all benefits and other similar amounts, accrued but unpaid as of the date of termination. In addition, upon termination of your employment with the Company by the Company without Cause (as defined below) (but excluding death or Disability), contingent upon your execution, your personal representative’s execution and delivery of the Release (as defined below), the Company shall pay to you an amount equal to the greater of (i) your annual base salary in effect immediately prior to termination and (ii) $350,000 (“Severance”), to be paid over a like number of months consistent with the Company’s normal payroll schedule; provided, however, (x) payment of any Severance is contingent upon execution and delivery to the Company of the Release and such Release being effective and not revoked by the end of the sixtieth (60th) day following your date of termination and (y) that in the event of your material breach of the Nondisclosure Agreement, which breach, if reasonably susceptible to cure, has not been cured to the satisfaction of the Company within ten (10) business days of your receipt of written notice of such breach, then the Company’s obligation to pay Severance shall terminate and be of no further force or effect. The payment of Severance shall commence on the sixtieth (60th) day after your date of termination; provided that the Release is effective on such date. Your rights to any Severance shall constitute your sole remedy in the event of termination of your employment. For purposes of this Agreement, your termination of employment shall mean your “separation from service” within the meaning of Treasury Regulation Section 1.409(A)-1(h).

(c) “Cause” shall mean (i) your failure or refusal to render services to the Company in accordance with your obligations under this Agreement; (ii) a determination by the Board that you have refused to follow the lawful instructions of the Board; (iii) gross negligence, dishonesty or breach of fiduciary duty; (iv) the commission of an act of fraud, embezzlement, misappropriation of any money or other assets or property (whether tangible or intangible), deliberate disregard of the rules or policies of the Company, or the commission of any other action which injures the Company which is done not in good faith and without reasonable belief that your action was in the best interest of the Company; (v) being charged with a felony or crime of moral turpitude, which in the determination of the Board after reasonable investigation, may injury the Company or its reputation; or (vi) breach of this Agreement, the Nondisclosure Agreement or any other agreement executed by you in connection with your employment; provided that with respect to the items set forth in clauses (i), (ii), (iii) or (vi), to the extent reasonably curable, you have not cured such reason for Cause within ten (10) business days after a written demand for substantial performance is delivered to you by the Company which specifically identifies the manner in which the Company believes it has the right to terminate you for Cause. For purposes of this Subsection, no act or failure to act on your part shall be deemed “willful” unless done or omitted to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

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(d) “Disability” You shall be deemed to have a Disability for purposes of this Agreement either (i) if you are deemed disabled for purposes of any group or individual disability policy paid for by the Company and at the time in effect, or (ii) if, in the good faith judgment of the Board, you are substantially unable to perform your duties under this Agreement for more than ninety (90) days, whether or not consecutive, in any twelve (12) month period, by reason of a physical or mental illness or injury.

(e) “Release” shall mean a waiver and release (including confidentiality and non- disparagement provisions), based on the Company’s standard form or other reasonable form, of any and all claims you may have against the Company and its parents, subsidiaries, affiliates, predecessors and successors, as well as each of their past, present and future stockholders, directors, officers, employees, consultants, representatives, attorneys, insurers, agents, assigns, any other legal entity describing the organizations or through which any of them conducts business, and their employee benefits plans and trustees, fiduciaries, and administrators of those plans.

(f) Payments of Severance to you shall be bifurcated into two portions, consisting of the portion, if any, that includes the maximum amount of the payments that does not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, and the portion, if any, that includes the excess of the total payments that does constitute nonqualified deferred compensation. Payments hereunder shall first be made from the portion that does not consist of nonqualified deferred compensation until such portion is exhausted and then shall be made from the portion that does constitute nonqualified deferred compensation. Notwithstanding the foregoing, if you are a “specified employee” as defined in Section 409A(a)(3)(B)(i) of the Code, the commencement of the delivery of the portion that constitutes nonqualified deferred compensation will be delayed to the date that is 6 months and one day after your termination of employment (the “Earliest Payment Date”). Any payments that are delayed pursuant to the preceding sentence shall be paid pro rata during the period beginning on the Earliest Payment Date and ending on the date that is 6 months following the Earliest Payment Date. The determination of whether, and the extent to which, any of the payments to be made to you hereunder are nonqualified deferred compensation shall be made after the application of all applicable exclusions under Treasury Reg. § 1.409A-1(b)(9). Any payments that are intended to qualify for the exclusion for separation pay due to involuntary separation from service set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the second taxable year of you following the taxable year of you in which your termination of employment occurs.

(g) This Agreement is intended to comply with the provisions of Section 409A and the Agreement shall, to the extent practicable, be construed in accordance therewith. Terms defined in the Agreement shall have the meanings given such terms under Section 409A if and to the extent required in order to comply with Section 409A. No payments to be made under this Agreement may be accelerated or deferred except as specifically permitted under Section 409A. In the event that the Agreement shall be deemed not to comply with Section 409A, then neither the Company, the Company’s Board s nor its or their designees or agents shall be liable to you or other person for actions, decisions or determinations made in good faith.

(h) Neither the Company nor you shall have the right to accelerate or defer the delivery of any payments except to the extent specifically permitted or required by Section 409A.

5. Disability. The Company intends to provide disability insurance. You agree to abide by the terms of such insurance policy and any policy of the Company applicable to disabled employees in effect from time to time.

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6. Survival of Certain Provisions. Provisions of this Agreement shall survive any termination of employment or termination or expiration of this Agreement if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision. Without limiting the foregoing, your obligations under the Nondisclosure Agreement expressly survive any termination of employment or termination or expiration of this Agreement. The obligation of the Company to make payments to you or on your behalf under Section 4 hereof is expressly conditioned upon your continued full performance of the obligations under the terms of the Nondisclosure Agreement executed herewith between you and the Company.

7. Consent and Waiver by Third Parties. You hereby represent that you have obtained all waivers and/or consents from third parties which are necessary to enable you to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. You represent that you are not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of your obligations hereunder or prevent the full performance of your duties and obligations hereunder.

8. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of Massachusetts, without giving effect to the principles of choice of law or conflicts of laws. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Delaware, and you and the Company each hereby submit to the jurisdiction and venue of any such court.

9. Severability. In case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

10. Waivers and Modifications. No waiver by the Company of any breach by you of any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of the Board or its designee.

11. Assignment. You acknowledge that the services to be rendered by you hereunder are unique and personal in nature. Accordingly, you may not assign any of your rights or delegate any of your duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement may be assigned by the Company and shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

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12. Acknowledgments. You hereby acknowledge and recognize that the enforcement of any of the provisions in this Agreement and the Nondisclosure Agreement executed herewith may potentially interfere with your ability to pursue a proper livelihood. You represent that you are knowledgeable about the business of the Company. You recognize and agree that the enforcement of the Nondisclosure Agreement is necessary to ensure the preservation, protection and continuity of the Company’s business, trade secrets and goodwill. You agree that, due to the proprietary nature of the Company’s business, the restrictions set forth in the Nondisclosure Agreement are reasonable as to time and scope.

13. Entire Agreement. This Agreement and the Nondisclosure Agreement executed herewith, constitute the entire understanding of the parties relating to the subject matter hereof and supersede and cancel all agreements relating to the subject matter hereof, whether written or oral, made prior to the date hereof between you and the Company or any of its affiliates.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. If the foregoing accurately sets forth our agreement, please indicate by signing and returning to us both copies of this Agreement and the enclosed Nondisclosure Agreement. We will return fully- executed copies of both agreements for your records.

Very truly yours,

HEMOGLOBIN OXYGEN THERAPEUTICS, LLC.		Accepted and Agreed:

By:		By:

Name:	Zafiris G. Zafirelis	Name:	Joseph Rappold

Title:	CEO	Date:	26 Mar 2022

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EXHIBIT A

NONDISCLOSURE, NONCOMPETITION AND
ASSIGNMENT OF DEVELOPMENTS AGREEMENT

This Nondisclosure, Noncompetition and Assignment of Developments Agreement (this “Nondisclosure Agreement”) is made as of this 31 day of January, 2022 by and between Joseph Rappold, an individual, and Hemoglobin Oxygen Therapeutics, LLC. a corporation with offices at 674 Souder Road, Souderton PA 18964, USA (the “Company”). Upon conversion of the Company to a C corporation (“Newco”), references herein to the Company shall be to Newco.

WHEREAS, the Company’s business is conducted throughout the world and its reputation and goodwill are an integral part of its business success;

WHEREAS, my position with the Company shall require that I be trusted with extensive confidential and trade secret information of the Company and that I develop a thorough and comprehensive knowledge of details of the Company’s business, including, but not limited to, information relating to development, inventions, processes, financial and strategic planning, marketing, distribution and licensing of the Company’s products and services. The Company will not provide, and will not agree to continue to provide, me with this information unless I provide the necessary assurances and commitments to protect this information and the Company’s line of business as more fully set forth herein; and

WHEREAS, as an additional material inducement for me to enter into this Nondisclosure Agreement, the Company shall provide me with the Employment Agreement, which is ancillary to the Nondisclosure Agreement and is to be executed in connection herewith (the “Employment Agreement”), which includes eligibility for certain severance benefits as set forth therein.

NOW, THEREFORE, in consideration for the Company providing me with the Employment Agreement, and in consideration for my continued employment by the Company, subject to the policies, procedures and practices that the Company may establish from time to time, the compensation I shall receive from the Company during my employment and other good and valuable consideration, and as a material inducement for the Company to disclose to me in connection with its business certain confidential, proprietary and/or trade secret information described below, and intending to be legally bound, I hereby agree as follows:

1. Best Efforts. During the period of my employment by the Company, I shall devote my full time and best efforts to the business of the Company during normal and other customary business hours, and I shall not engage in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, which may tend to (i) interfere with the performance of any job duties and responsibilities assigned to me by the Company, (ii) create a conflict of interest, or (iii) be competitive with the business activities of the Company; provided that I may, to the extent not otherwise prohibited by this Agreement (including without limitation Section 8), devote such amount of time as does not interfere or compete with the performance of my duties under the Employment Agreement to any one or more of the following activities: (i) investing my personal assets in the record or beneficial ownership of five percent (5%) or less of the outstanding publicly traded capital stock of any entity; or (ii) engaging in charitable activities, including serving on the Boards of Directors of charitable organizations.

2. Nondisclosure Obligation. I shall not at any time, whether during or after the termination of my employment, reveal to any person or entity any Confidential Information, except to employees, authorized agents, and professional advisors of the Company who need to know such Confidential Information for the purposes of their employment or affiliation with the Company and other third parties, or as otherwise authorized by the Company. The term “Confidential Information” shall include any information concerning the organization, business or finances of the Company or of any third party that the Company is under an obligation to keep confidential or that is maintained by the Company as confidential. Such Confidential Information shall include, but is not limited to, trade secrets, proprietary or confidential information respecting the identity of the Company’s customers; the identity of distributors and suppliers of the Company; the identity of representatives responsible for entering into contracts with the Company; specific customer, distributor and supplier needs and requirements; the details of contracts and proposals between the Company and its customers, distributors and suppliers; selling and marketing strategies, prices, costs and profit margins; the names, addresses and other contact information of purchasing agents, vendors or other entities; purchasing techniques, methods, procedures and processes; manufacturing and production techniques, methods, procedures and processes; other techniques, methodologies and processes used by the Company in the conduct of its business; techniques, methods, procedures, know-how, blueprints, engineering data, prototypes and technical specifications; computer data, software, software codes, computer models, works of authorship, research projects, data processing and other programs; production and manufacturing equipment and operating practices; information with respect to products and product formulae, designs, plans for future business, new business, products or other developments; new or innovative ideas, customer proposals, marketing plans and ideas, and future developments or strategies; information pertaining to research and development, acquisitions or divestitures, marketing and sales, cost cutting, revenue generation, or other matters concerning the Company’s planning and strategy; personnel information, and other nonpublic financial and other information of the Company disclosed to or known by me as a consequence of or through my employment (or other service relationship) with the Company (including information conceived, originated, discovered or developed by me), which information is not generally known in the relevant trade or industry or public knowledge. I shall keep confidential all matters entrusted to me and shall not use or attempt to use any Confidential Information except as may be required in the ordinary course of performing my duties as an employee of the Company, nor shall I use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

3. Company Property. I agree that during my employment, I shall not make, use or permit to be used any Company Property otherwise than for the benefit of the Company. The term “Company Property” shall include all notes, memoranda, reports, lists, cost sheets, records, drawings, designs, sketches, specifications, blue prints, prototypes, estimates, databases, software programs, software code, data, proprietary processes, computers, cellular telephones, pagers, credit and/or calling cards, keys, access cards, documentation, automobiles or other equipment or materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs and any other Company property in my possession, custody or control. I further agree that I shall not, after the termination of my employment, use or permit others to use any such Company Property. I acknowledge and agree that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my employment, I shall deliver all Company Property in my possession, and all copies thereof, to the Company.

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4. Assignment of Developments.

(a) If at any time during my employment, I shall (either alone or with others) make, conceive, create, certify, discover, invent or reduce to practice any Development (as defined below) that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, certified, manufactured or sold by the Company or which may be used in relation therewith; or (ii) results from tasks assigned to me by the Company; or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. The term “Development” shall mean any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret, certification or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes). I shall promptly disclose to the Company (or any person(s) designated by it) each such Development. I hereby assign all rights (including, but not limited to, rights to inventions, moral rights, patentable subject matter, copyrights and trademarks) I may have or may acquire in any Development and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

(b) I recognize that Developments or Confidential Information relating to my activities while working for the Company and conceived or made by me, alone or with others, within three (3) months after termination of my employment may have been conceived in significant part while employed by the Company. Accordingly, I agree that such Developments and Confidential Information shall be presumed to have been conceived during my employment with the Company and are to be assigned to the Company unless and until I have established the contrary.

5. Further Assurances. I shall, during my employment and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require:

(a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, trademarks or other analogous protection in any country throughout the world relating to a Development and when so obtained or vested to renew and restore the same; and

(b) to defend any judicial, opposition or other proceedings with respect to such applications and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark, certifications or other analogous protection.

If the Company is unable, after reasonable effort, to secure my signature on any application for patent, copyright, trademark or other analogous protection or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

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6. Nonsolicitation of Customers. During the period of my employment by the Company and for twelve (12) months following the termination of my employment, regardless of the reasons for my termination, I shall not, directly or indirectly, alone or as an owner, member, manager, partner, officer, employee, director, investor, lender, consultant or independent contractor of any entity, call upon, solicit, divert or take away or attempt to divert or take away or do business with, either for myself or for any other person or entity, any current or prospective customers or accounts of the Company that I had contact with, for whom I performed services on behalf of the Company, or about whom I obtained Confidential Information through the Company for the purpose of competing (i.e., by providing the Products and Services, as defined below), whether directly or indirectly, nor shall I make known to any other person or entity, either directly or indirectly, the names and addresses of and other pertinent information relating to any such customers or accounts, or any Confidential Information relating to any of them.

7. Non-solicitation of suppliers. During the period of my employment with the Company and for 12 months following the termination of my employment, regardless of the reasons for my termination, I shall not do or attempt to do anything which causes or may cause any entity which has supplied products or services to the Company to cease, alter or materially to reduce its supplies to the Company or alter its terms of business with and to the detriment of the Company.

8. Noncompetition. During the period of my employment by the Company and for twelve (12) months following the termination of my employment, regardless of the reasons for my termination, I shall not, anywhere where the Company conducts business directly or indirectly, alone or as an owner, member, manager, partner, officer, agent, employee, director, investor, lender, consultant or independent contractor of any entity, (a) accept employment or establish any other relationship with any business that is in competition, whether directly or indirectly, with the products or services being created, certified, developed, manufactured or planning to be manufactured, marketed or planning to be marketed, distributed or planning to be distributed, or sold or planning to be sold by the Company at the termination of my employment (collectively, the “Products and Services”), or (b) engage in any business or activity that is in competition with the Products and Services. For purposes of this Section, Products and Services shall include, without limitation any products or services substantially similar to the products and services designed, conceived, marketed, distributed or developed by the Company at the time of the termination of my employment. Notwithstanding the foregoing, the record or beneficial ownership by me of five (5) percent (5%) or less of the outstanding publicly traded capital stock of any entity shall not be deemed, in and of itself, to be in violation of this Section 8.

9. Nonsolicitation of Employees.

(a) During the period of my employment by the Company and for twelve (12) months following the termination of my employment, regardless of the reasons for the termination, I will not, in any manner, directly or indirectly, hire or engage, or assist any company or business organization by which I am employed or which is directly or indirectly controlled by me to hire or engage, any person who is or was employed by the Company (or is or was an agent, representative, contractor, project consultant or consultant of the Company) at the time of my termination or during the period of twelve (12) months prior thereto.

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(b) During the period of my employment by the Company and for twelve (12) months following the termination of my employment, regardless of the reasons for the termination, I will not, in any manner, directly or indirectly, solicit, recruit or induce, or assist any company or business organization by which I am employed or which is directly or indirectly controlled by me to solicit, recruit or induce, any person who is or was employed by the Company (or is or was an agent, representative, contractor, project consultant or consultant of the Company) at the time of my termination or during the period of twelve (12) months prior thereto, to leave his or her employment, relationship or engagement with the Company.

11. Nondisparagement. I agree that at all times during and after my employment with the Company, regardless of the reason for my termination, I shall not disparage the Company, its products, services, agents or employees.

12. Employment Status. I understand that this Nondisclosure Agreement does not constitute an implied or written employment contract.

13. Severability. I hereby agree that each provision and the subparts of each provision herein shall be treated as separate and independent clauses, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Nondisclosure Agreement. Moreover, if one or more of the provisions contained in this Nondisclosure Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Nondisclosure Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

14. Amendments; Waiver. Any amendment to or modification of this Nondisclosure Agreement, or any waiver of any provision hereof, shall be in writing and signed by the Company and me. Any waiver by the Company of a breach of any provision of this Nondisclosure Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

15. Survival. This Nondisclosure Agreement shall be effective as of the date entered below. My obligations under this Nondisclosure Agreement shall survive the termination of my employment regardless of the reason for or the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

16. Assignment. The Company shall have the right to assign this Nondisclosure Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. However, I may not assign this Nondisclosure Agreement.

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17. Notification. I agree and acknowledge that during my employment with the Company and for a period of twelve (12) months following the termination of my employment with Company for any reason, I shall inform each new employer I may have, prior to accepting employment, of the existence of this Nondisclosure Agreement, and I shall provide each such employer with a copy of this Nondisclosure Agreement. I also agree and acknowledge that the Company has the right to independently contact any potential or actual future employer of mine to notify the future employer of my obligations under this Nondisclosure Agreement and provide such future employer with a copy of this Nondisclosure Agreement. The Company also shall be entitled to notify such actual or potential future employer of the Company’s understanding of the requirements of this Nondisclosure Agreement and what steps, if any, the Company intends to take to insure compliance with or enforcement of this Nondisclosure Agreement.

18. Representations.

(a) I represent that my employment with the Company and my performance of all of the terms of this Nondisclosure Agreement do not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I shall not enter into, any agreement either written or oral in conflict herewith.

(b) I further agree that any breach of this Nondisclosure Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder. The Company may apply for such injunctive relief in any court of competent jurisdiction without the necessity of posting any bond or other security.

19. Governing Law; Forum Selection Clause. This Nondisclosure Agreement and any claims arising out of this Nondisclosure Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws thereof, without giving effect to the principles of conflicts of laws of Massachusetts. Any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in Massachusetts and I and the Company each hereby submit to the jurisdiction and venue of any such court.

20. Entire Agreement. This Nondisclosure Agreement and the Employment Agreement executed in connection herewith, set forth the complete, sole and entire agreement between the parties on the subject matter herein and supersede any and all other agreements, negotiations, discussions, proposals, or understandings, whether oral or written, previously entered into, discussed or considered by the parties on the subject matter herein.

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IN WITNESS WHEREOF, the undersigned have executed this Nondisclosure Agreement as of the date first set forth above.

HEMOGLOBIN OXYGEN THERAPEUTICS, LLC

By:		By:

Name:	Zafiris G. Zafirelis	Name:	Joseph Rappold

Its:	CEO

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